Exhibit 99.3

DEALERTRACK HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Basis of Presentation

The following unaudited combined condensed pro forma financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of DealerTrack Holdings, Inc. (“DealerTrack”, the “Company”,  “our”  or  “we”) and triVIN Holdings, Inc. (“triVIN”).  The unaudited pro forma combined condensed financial information is based on the assumptions set forth in the notes to such information. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial statements were directly attributable to the transaction, are factually supportable, are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined condensed financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the triVIN transaction actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

The unaudited pro forma combined condensed statement of operations included herein does not reflect any potential cost savings or other operating efficiencies that could result from the transaction.

Under the provisions of FASB Accounting Standards Codification Topic 350, “Intangibles — Goodwill and Other” (“ASC 350”), goodwill and intangible assets deemed to have indefinite lives are not amortized but are subject to annual or event-based impairment tests. Intangible assets with finite lives are amortized over their estimated useful lives.

The unaudited pro forma combined condensed balance sheet reflects all pro forma adjustments as if the triVIN acquisition occurred on December 31, 2010. The unaudited pro forma combined condensed statement of operations gives pro forma effect to the triVIN acquisition as if it had occurred on January 1, 2010.  The actual operating results for triVIN have been consolidated with the Company's operating results for all periods subsequent to the acquisition date of January 31, 2011.

This unaudited pro forma combined condensed financial information should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 18, 2011, and the audited 2010 consolidated financial statements and notes thereto of triVIN included in this 8-K filing.

DEALERTRACK HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

	DealerTrack December 31, 2010 (Note 2)	triVIN December 31, 2010 (Note 3)	Pro Forma Adjustments		Pro Forma Combined
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$192,563	$10,165	$(140,364	) (a)	$62,364
Investments	490	–	–		490
Accounts receivable, net of allowances of $3,258 and $239, respectively	24,273	3,696	–		27,969
Customer funds receivable	–	14,236	–		14,236
Prepaid expenses and other current assets	17,929	2,363	(2,217	) (b)	18,075
Total current assets	235,255	30,460	(142,581)		123,134
Investments – long-term	2,254	–	–		2,254
Property and equipment, net	18,875	1,643	(788	) (c)	19,730
Software and website development costs, net	29,875	16,304	(16,304	) (d)	29,875
Intangible assets, net	23,163	13,338	70,422	(e)	106,923
Goodwill and indefinite life intangible assets	136,408	58,333	19,688	(f)	214,429
Deferred tax assets – long-term	1,015	–	–		1,015
Other assets – long-term	12,118	502	–		12,620

Total assets	$458,963	$120,580	$(69,563)		$509,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,241	$2,857	$–		$8,098
Accrued liabilities	23,334	2,658	(955	) (g)	25,037
Customer fund payable	–	15,547	–		15,547
Deferred revenue	5,010	2,547	(1,417	) (h)	6,140
Deferred tax liability	411	–	–		411
Capital leases payable	317	158	–		475
Current portion of long-term debt	–	2,860	(2,860	) (i)	–
Total current liabilities	34,313	26,627	(5,232)		55,708
Capital leases payable – long-term	165	170	–		335
Deferred tax liabilities – long-term	9,488	6,645	(5,904	) (j)	10,229
Deferred revenue – long-term	3,254	3,107	(1,729	) (h)	4,632
Other liabilities – long-term	2,826	2,164	(1,851	) (k)	3,139
Long-term debt	–	38,169	(38,169	) (i)	–
Total liabilities	50,046	76,882	(52,885)		74,043
Stockholders’ equity	408,917	43,698	(16,678	) (l)	435,937
Total liabilities and stockholders’ equity	$458,963	$120,580	$(69,563)		$509,980

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

DEALERTRACK HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

	DealerTrack Year Ended December 31, 2010 (Note 2)	triVIN Year Ended December 31, 2010 (Note 3)	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Revenue
Net revenue	$243,826	$56,353	$–		$300,179
Operating expenses:
Cost of revenue	124,070	37,260	9,172	(m)	170,502
Product development	13,386	546	–		13,932
Selling, general and administrative	105,715	16,907	(540	) (n)	122,082

Total operating expenses	243,171	54,713	8,632		306,516

Income (loss) from operations	655	1,640	(8,632)		(6,337)
Interest income	525	–	–		525
Interest expense	(175)	(4,968)	4,937	(o)	(206)
Other income	1,177	59	–		1,236
Realized gain on securities	582	–	–		582
Income (loss) before (provision for) benefit from income taxes	2,764	(3,269)	(3,695)		(4,200)
(Provision for) benefit from income taxes, net	(30,597)	924	28,381	(p)	(1,292)

Net loss	$(27,833)	$(2,345)	$24,686		$(5,492)

Basic net loss per share:	$(0.69)				$(0.14)

Diluted net loss per share:	$(0.69)				$(0.14)

Shares Used in the Calculation of Net Loss Per Share:
Basic	40,322,939				40,322,939
Diluted	40,322,939				40,322,939

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

DEALERTRACK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.    Summary of Transaction

On January 31, 2011, we acquired all of the outstanding stock of triVIN Holdings, Inc. (“triVIN”), now known as DealerTrack Processing Solutions, Inc., for a purchase price of $131.0 million in cash, net of acquired cash. triVIN is a leading provider of automobile title management services to lenders and vehicle registration services to automobile dealers. We expect this acquisition to significantly expand our transaction business and further strengthen our relationship with lenders and automobile dealers. We expensed approximately $0.5 million of professional fees associated with the acquisition in 2010. We also expensed an additional approximately $0.2 million of professional fees in the first quarter of 2011.

2.    DealerTrack 2010 Balance Sheet and Statement of Operations

Amounts derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 18, 2011.

3.    triVIN 2010 Balance Sheet and Statement of Operations

Amounts derived from the 2010 audited consolidated financial statements and notes thereto of triVIN included in this 8-K filing.

4.    Consideration Paid, Assets Acquired and Liabilities Assumed

The following table summarizes the preliminary allocation of the purchase price as of January 31, 2011 (in thousands):
Current assets	$33,442
Property and equipment	825
Non-current assets	6,526
Intangible assets	83,760
Goodwill	74,547
Total assets acquired	199,100
Liabilities assumed	(58,736)
Net assets acquired	$140,364
Goodwill represents the excess of the purchase price over the fair values of the acquired net tangible and intangible assets. In accordance with the provisions of ASC 350, goodwill is not amortized but will be tested for impairment at least annually.

Both the acquired intangible assets and goodwill are non-deductible for tax purposes.

DEALERTRACK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

5.    Intangible Assets

The amounts allocated to acquired identifiable intangible assets consist of the following (in thousands):
Customer relationships	$43,900
Technology	27,500
State DMV contractual relationships	6,190
Non-compete agreements	5,180
Trade names	990
Total acquired identifiable intangible assets	$83,760

Customer relationships

The estimated fair value attributed to the acquired customer relationships were determined based on a discounted forecast of the estimated net future cash flows to be generated from the relationships discounted at a rate of 14%. The estimated fair value of the customer relationships will be amortized over a weighted-average period of 6.4 years, which approximates the pattern in which the economic benefits of the customer relationships are expected to be realized.

Technology

The estimated fair value attributed to the acquired technologies were determined based on a discounted forecast of the estimated net future cash flows to be generated from the technologies discounted at a rate of 14%. The estimated fair value of the technologies will be amortized over a weighted-average period of 5 years, which approximates the pattern in which the economic benefits of the technologies are expected to be realized.

State DMV contractual relationships

The estimated fair value attributed to the acquired state DMV contractual relationships were determined based on a discounted forecast of the estimated net future cash flows discounted at a rate of 14%. The estimated fair value of the acquired state DMV contractual relationships will be amortized on a straight-line basis over a period of 6 years, which approximates the pattern in which the economic benefits of the relationships are expected to be realized.

Non-compete agreements

The estimated fair value attributed to the acquired non-compete agreements were determined based on a discounted forecast of the estimated net future cash flows discounted at a rate of 14%, with and without the non-compete agreements in place. The estimated fair value of the acquired non-compete agreements will be amortized on a straight line basis over a period of 3 years, which represents the contractual term of each non-compete agreement.

Trade names

The estimated fair value attributed to the acquired trade names were determined based on a discounted forecast of the estimated net future cash flows discounted at a rate of 15%. The estimated fair value of the trade names will be amortized on a straight line basis over a period of 3 years, which approximates the pattern in which the economic benefits of the trade names are expected be realized from a market participant.

DEALERTRACK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

6.     Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined condensed financial information are as follows:

Unaudited Pro Forma Combined Condensed Balance Sheet

(a)   To reflect DealerTrack’s use of cash funds to purchase triVIN as follows:

Cash purchase price	$130,960
Working capital adjustment	9,404
Total purchase price	$140,364

(b)  The components of pro forma adjustment (b) are as follows (in thousands):

To reduce the deferred tax asset associated with the write-down of triVIN’s short-term deferred revenue.	$(566)
To adjust DealerTrack's income tax receivable at December 31, 2010 for losses not carried back to prior years.	(1,651)
Total of pro forma adjustment (b)	$(2,217)

(c)	To reflect the write-down of triVIN’s property and equipment to DealerTrack’s estimated acquired fair value as if the transaction occurred on December 31, 2010.

(d)	To eliminate triVIN's historical capitalized internal use software development costs for which the fair value was determined by DealerTrack in purchase accounting.

(e)	The components of pro forma adjustment (e) are as follows (in thousands):
To eliminate triVIN's historical intangible asset value.	$(13,338)
To reflect DealerTrack's purchase accounting fair value of the triVIN acquired intangible assets, as if the transaction occurred on December 31, 2010.	83,760
Total of pro forma adjustment (e)	$70,422

(f)	The components of pro forma adjustment (f) are as follows (in thousands):
To eliminate triVIN's recorded goodwill.	$(58,333)
To reflect DealerTrack's purchase accounting fair value of the acquired goodwill, as if the transaction occured on December 31, 2010.	78,021
Total of pro forma adjustment (f)	$19,688

(g)
To eliminate amounts triVIN has accrued for interest on its short-term and long-term debt which was not acquired by DealerTrack. In accordance with the merger agreement, the proceeds were used to pay off the outstanding debt as of the acquisition date.

(h)	To reflect the write-down of triVIN’s short-term and long-term deferred revenue to its estimated acquired purchase accounting fair value.

(i)
To eliminate triVIN’s short-term and long-term debt which was not acquired by DealerTrack. In accordance with the merger agreement, the proceeds were used to pay off the outstanding debt as of the acquisition date.

(j)	The components of pro forma adjustment (j) are as follows (in thousands):
Adjustment represents the tax effect of pro forma adjustments (d), (e), (g), (h) and (k) at a blended rate of 40.2%.	$21,116
To adjust DealerTrack’s valuation allowance by the amount of triVIN’s deferred tax liabilities that can be utilized to offset DealerTrack deferred tax assets.	(27,020)
Total of pro forma adjustment (j)	$(5,904)

DEALERTRACK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(k)	The components of pro forma adjustment (k) are as follows (in thousands):
To eliminate triVIN's derivative instrument associated with the debt. In accordance with the merger agreement, the proceeds were used to payoff the outstanding debt as of the aquisition date.	$(671)
To eliminate amounts triVIN has accrued for a management incentive plan. This liability was not acquired by DealerTrack.	(1,180)
Total of pro forma adjustment (k)	$(1,851)

(l)	The components of pro forma adjustment (l) are as follows (in thousands):
To eliminate triVIN’s equity.	$(43,698)
To adjust DealerTrack’s valuation allowance by the amount of triVIN’s deferred tax liabilities that can be utilized to offset DealerTrack deferred tax assets.	27,020
Total of pro forma adjustment (l)	$(16,678)

Unaudited Pro Forma Combined Condensed Statement of Operations

(m)	The components of pro forma adjustment (m) are as follows (in thousands):
To reflect amortization expense related to the acquired identifiable intangible assets, calculated over the estimated useful lives as if the acquisition occurred on January 1, 2010 (See Note 5).	$18,153
To eliminate triVIN's amortization expense included within the operating results of triVIN for the year ended December 31, 2010.	(8,981)
Total of pro forma adjustment (m)	$9,172

(n)	To eliminate professional fees related to the triVIN acquisition included within the operating results of DealerTrack, Inc. for the year ended December 31, 2010.

(o)
To eliminate interest expense on debt not acquired by DealerTrack which is included within the operating results of triVIN for the year-ended December 31, 2010. In accordance with the merger agreement, the proceeds were used to pay off the outstanding debt as of the acquisition date.

(p)	The components of pro forma adjustment (p) are as follows (in thousands):
Adjustment represents the tax effect of pro forma adjustments (m), (n) and (o) at a blended rate of 36.8%.	$1,361
To adjust DealerTrack’s valuation allowance by the amount of triVIN’s deferred tax liabilities that can be utilized to offset DealerTrack deferred tax assets.	27,020
Total of pro forma adjustment (p)	$28,381